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                                                                EXHIBIT 10(xxii)

                                 AMENDMENT NO. 4

            AMENDMENT NO. 4 (this "Amendment"), dated as of February 9, 1998, and effective as of December 31, 1997 pursuant to Section 6 hereof, between General Electric Capital Corporation ("GE Capital"), as lender ("Lender") and agent ("Agent") under the Credit Agreement referred to below and Figgie International Inc. ("Borrower").

                               W I T N E S S E T H
                               -------------------

            WHEREAS, Borrower and GE Capital, as Lender and as Agent, have entered into a Credit Agreement, dated as of December 19, 1995 (as heretofore amended, the "Credit Agreement"; the terms defined in Credit Agreement being used herein as therein defined, unless otherwise defined herein); and

            WHEREAS, Borrower wishes to amend, INTER ALIA, the Applicable Margin, the Borrowing Base requirement and the financial covenants contained in the Credit Agreement and certain definitions contained in Annex A to the Credit Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

            SECTION 1.                   Amendments to Credit Agreement.
                                         -------------------------------

    a. AMENDMENT TO SECTION 1.1(a). Section 1.1(a) is hereby amended to delete the proviso in the first sentence therein.

    b. AMENDMENT TO SECTION 1.1(e). Section 1.1(e) is hereby amended to delete it in its entirety and to substitute in lieu thereof the phrase "[Section 1.1(e) intentionally omitted.]".

    c. AMENDMENT TO SECTION 1.4(a). Section 1.4(a) is hereby amended: (i) to delete the proviso in the first paragraph therein; and (ii) to delete the second paragraph therein in its entirety.

    d. AMENDMENT TO SECTION 1.5. Section 1.5 is hereby amended to delete it in its entirety and to substitute in lieu thereof "[Section 1.5 intentionally omitted.]".

    e. AMENDMENTS TO SECTION 1.6(c). (i) Section 1.6(c) is hereby amended to delete the reference to "one and one-half percent (1.5%)" therein and to substitute in


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            lieu thereof the reference to "one percent (1.0%)"; (ii) to delete the proviso in the first paragraph therein; and (iii) to delete the second paragraph therein in its entirety.

    f. AMENDMENTS TO SECTION 2.2(c). Section 2.2(c) is hereby amended: (i) to delete from the first paragraph therein clause (i) in its entirety and to substitute in lieu thereof the phrase "(i) the aggregate principal amount of the Revolving Credit Loan shall not exceed the Maximum Revolving Credit Commitment less the outstanding Letter of Credit Obligations" and (ii) to delete the proviso at the end thereof.

    g.               Amendments to Section 3.4.
                     --------------------------

            (i) Section 3.4(b) is hereby amended: (x) to delete the two references to "September 30, 1995" therein and to substitute in lieu thereof, in each case, the reference to "September 30, 1997"; and
            (y) to insert the phrase "or in writing to Agent and Lenders" immediately after the term "Agreement" in the last line therein.

            (ii) Section 3.4(d) is hereby amended: (x) to delete the reference to "December 31, 1994" therein and to substitute in lieu thereof the reference to "December 31, 1996"; and (y) to delete the reference to "1995" therein and to substitute in lieu thereof the reference to "1997".

    h. AMENDMENT TO SECTION 6.3. Section 6.3 is hereby amended to delete from clause (viii) therein the phrase "or Agent in the case of any such renewal, extension, refinancing or refunding of Indebtedness secured by the CAFIG Mortgage".

    i.               Amendments to Section 6.10.
                     ---------------------------

            (i) Section 6.10 is hereby amended to delete subsections (a), (b),
            (c), (d) and (e) and to substitute in lieu thereof the following:

                     "(a) LEVERAGE RATIO. Borrower shall maintain for each four Fiscal Quarter period, commencing with the four Fiscal Quarter period ending on December 31, 1997, a Leverage Ratio for such period of not greater than 5 : 1."

            (ii) Section 6.10(f) is hereby amended: (w) to delete the phrase "(f)" therein and to substitute in lieu thereof the phrase "(b)";
            (x) to delete from the sixth line therein the reference to "$8,000,000" and to substitute in lieu thereof the phrase "$8,500,000


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            (or as such amount may be increased in any Fiscal Year thereafter with the written approval of Agent and Lenders)"; (y) to delete from the penultimate line therein the reference to "$5,000,000" and to substitute in lieu thereof the reference to "$10,000,000"; and (z) to insert at the end thereof the following sentence: "Such $10,000,000 of Capital Expenditures for purposes of the Chagrin Highland development may be made directly by Borrower or indirectly by a Subsidiary of Borrower or a Joint Venture Subsidiary, and shall be in addition to the Investments permitted by Section 6.2(vii) hereof".

    j. AMENDMENT TO SECTION 9.10(a). Section 9.10(a) is hereby amended to delete beginning from the sixth line therein the phrase ", or that any particular items of Collateral meet eligibility criteria applicable in respect of the Borrowing Base".

    k. AMENDMENTS TO SECTION 10.2(b). Section 10.2(b) is hereby amended to delete the two references to "$7,500,000" therein and to substitute in lieu thereof, in each case, the reference to "$10,000,000".

    l. AMENDMENT TO SECTION 11.1. Section 11.1 is hereby amended to delete from clause (i) therein the phrase ", or increase the advance rate percentages contained in the term "Borrowing Base" therein.

    m. AMENDMENT TO SECTION 11.2(d). Section 11.2(d) is hereby amended to delete from clause (ii) therein the phrase "prior to the inclusion of such Equipment or machinery as Eligible Equipment" therein.

    n. AMENDMENTS TO SECTION 11.10(c). Section 11.10(c) is hereby amended to delete it in its entirety and to substitute in lieu thereof the following:

            "(c)     If to Borrower, at:

                     Figgie International Inc.
                     5875 Landerbrook Drive
                     Suite 250
                     Mayfield Heights, Ohio 44124
                     Attention:  Chief Financial Officer
                     Telecopy No.:  (440) 442-1519



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                     With copies to:

                     Figgie International Inc.
                     5875 Landerbrook Drive
                     Suite 250
                     Mayfield Heights, Ohio 44124
                     Attention:  General Counsel
                     Telecopy No.:  (440) 442-1519

                     and

                     Calfee, Halter & Griswold
                     1400 McDonald Investment Center
                     800 Superior Avenue
                     Cleveland, Ohio 44114-2688
                     Attention:  Lawrence N. Schultz, Esq.
                     Telecopy No.:   (216) 241-0816"

            SECTION 2.                   Amendments to Annex A to the Credit
                                          ----------------------------------
                                       Agreement.
                                       ----------

    a. DEFINITION OF "APPLICABLE MARGIN". The definition of the term "Applicable Margin" is hereby amended to read as follows:

            "APPLICABLE MARGIN" shall mean (i) with respect to Index Rate Advances, 0% per annum and (ii) with respect to LIBOR Rate Advances, 2.0% per annum.

    b. DEFINITION OF "BORROWING AVAILABILITY". The definition of the term "Borrowing Availability" is hereby amended to delete subsection (a) thereof and to substitute the following in lieu thereof: "(a) with respect to the Revolving Credit Loan, the Maximum Revolving Credit Commitment less (i) the outstanding Letter of Credit Obligations and (ii) the outstanding amount of the Revolving Credit Loan, and".

    c. DEFINITION OF "CAPITAL LEASE". The definition of the term "Capital Lease" is hereby amended to insert the phrase "or any Subsidiary thereof" immediately after the word "Borrower" in the last two lines of such definition.

    d. DEFINITION OF "CHANGE OF CONTROL". The definition of the term "Change of Control" is hereby amended to delete the references in clause (ii) therein to "Harold Figgie" and to substitute in lieu thereof the reference to "Harry Figgie, Jr.".

    e. DEFINITION OF "SENIOR OFFICER". The definition of the term "Senior Officer" is hereby amended to delete the word "or" immediately after the term "Controller" therein, to substitute in lieu thereof a


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            comma and to insert the phrase "or Assistant Treasurer" immediately after the term "Treasurer".

    f. DELETED DEFINITIONS. Annex A to the Credit Agreement is hereby amended to delete the definitions of the following terms therein in their entirety: "Borrowing Base", "Borrowing Base Certificate", "CAFIG Mortgage", "Current Assets", "Current Liabilities", "Eligible Accounts", "Eligible Equipment" and "Eligible Inventory".

    g. ADDITIONAL DEFINITIONS. Annex A to the Credit Agreement is hereby amended to add the following new definitions in the proper alphabetical order:

            "LEVERAGE RATIO" shall mean, with respect to any date of determination, the ratio of (a) the sum of Indebtedness for borrowed money and Letter of Credit Obligations, less cash and Cash Equivalents to (b) EBITDA of Borrower for the twelve month period ended as of such date of determination.

            SECTION 3. AMENDMENT TO ANNEX D TO THE CREDIT AGREEMENT. Annex D to the Credit Agreement is hereby amended by deleting Paragraph (a) therein in its entirety and to substitute in lieu thereof the phrase "[Paragraph (a) intentionally omitted.]".

            SECTION 4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

                  a. All of the representations and warranties of Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on the date hereof as though made on such date, except to the extent that any such representation or warranty expressly relates to an earlier date for changes permitted or contemplated by the Credit Agreement or as otherwise disclosed in writing to Agent and Lenders. No Default or Event of Default has occurred and is continuing or would result from the transactions contemplated hereby.

                  b. The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any Person which has not been obtained.

                  c. This Amendment has been duly executed and delivered by Borrower and each of this Amendment


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                  and the Credit Agreement as amended hereby constitutes a
                  legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  a. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference in other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

                  b. Except as specifically amended herein, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  c. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a modification of any right, power, or remedy of the Agent or the Lenders under any of the Loan Documents, nor constitute a modification of any provision of any of the Loan Documents.

            SECTION 6. EFFECTIVENESS. This Amendment shall become effective as of December 31, 1997, provided that each of the following conditions has been satisfied on the date hereof, including the delivery to Agent of each of the documents set forth below in form and substance satisfactory to Agent:

                  a. Counterparts of this Amendment duly executed by Borrower, each Lender and Agent.

                  b. All of the representations and warranties of Borrower contained in Section 4 hereof shall be true and correct and certified by a certificate of an officer of Borrower.

            SECTION 7. EXPENSES. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including,


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            without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto.

            SECTION 8. GOVERNING LAW. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

            SECTION 9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.



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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                             FIGGIE INTERNATIONAL INC.



                             By:       /s/
                                 Name:  Steven L. Siemborski
                                 Title: Senior Vice President and
                                        Chief Financial Officer


                             GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Agent and Lender



                             By:          /s/
                                 Name:   Rick Luck
                                 Title: Senior Vice President,
                                        GE Capital Commercial
                                   Finance, Inc., Being duly
                                        authorized



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